Registration No. 333 - ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RAM ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0700684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5100 East Skelly Drive, Suite 650 Tulsa, Oklahoma 74135
(Address of principal executive offices) (zip code)

RAM ENERGY RESOURCES, INC. 2006 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

John L. Cox, Vice President RAM Energy Resources, Inc. 5100 East Skelly Drive, Suite 650, Tulsa, OK 74135 (918) 663-2800
(Name, address and telephone number of agent for service)

Copies of Correspondence to: David J. Ketelsleger McAfee & Taft A Professional Corporation 10th Floor, Two Leadership Square Oklahoma City, Oklahoma 73102 (405) 235-9621

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,400,000	$5.01	$12,024,000	$1,286.57[1]

1Estimated pursuant to Rules 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the high and low prices of RAM Energy Resources, Inc. common stock, as reported on the NASDAQ Capital Market on July 17, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information concerning the RAM Energy Resources, Inc. 2006 Long-Term Incentive Plan specified in Part I will be sent or given to employees as specified by Rule 428(b)(1), and can be obtained by calling our office at (918) 663-2800 or by writing us at RAM Energy Resources, Inc., 5100 East Skelly Drive, Suite 650, Tulsa, Oklahoma, 74135, Attention: John L. Cox. These documents are not filed as part of this registration statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

We incorporate by reference into this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission:

(a)	The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Commission on March 7, 2006.
(b)	The Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, filed with the Commission on May 5, 2006
(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on May 6, 2006, May 12, 2006 and June 5, 2006.
(d)

The description of common stock contained in the Company's Registration Statement on Form S-1, filed with the Commission on March 12, 2004, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

C. David Stinson is a shareholder with the law firm of McAfee & Taft A Professional Corporation, which provided the opinion in connection with the securities being registered by this registration statement. Mr. Stinson owns 489,626 shares of our common stock.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, under which we are incorporated, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Article Eighth of our Amended and Restated Certificate of Incorporation, as well as Article VII of our Bylaws, provide indemnification of directors, officers and agents to the extent permitted by the Delaware General Corporation Law. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1of the registrant’s Form 8-K filed with the Commission on May 12, 2006).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 of the registrant’s Form 8-K filed with the Commission on May 12, 2006).
5*	Opinion of McAfee & Taft A Professional Corporation.
23.1*	Consent of BDO Seidman, LLP.
23.2*	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.
23.3*	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5).
24*	Power of Attorney (included on signature page).
99	RAM Energy Resources, Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Annex C to registrant’s Proxy Statement filed April 18, 2006).

____________________________

* Filed herewith.

ITEM 9.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 13th day of July, 2006.

(Registrant)	RAM ENERGY RESOURCES, INC.
By: /s/ Larry E. Lee Name: Larry E. Lee Title: Chairman, President and Chief Executive Officer
By: /s/ John M. Longmire Name: John M. Longmire Title: Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of RAM Energy Resources, Inc. (hereinafter the “Company”), hereby severally constitute Larry E. Lee and John M. Longmire, and each of them, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, this registration statement on Form S-8 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Larry E. Lee Larry E. Lee	Director	July 13, 2006
/s/ Sean P. Lane Sean P. Lane	Director	July 11, 2006
/s/ Gerald R. Marshall Gerald R. Marshall	Director	July 11, 2006
/s/ John M. Reardon John M. Reardon	Director	July 11, 2006

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
3.1	Amended and Restated Certificate of Incorporation	Incorporated herein by reference
3.2	Bylaws	Incorporated herein by reference
5	Opinion of McAfee & Taft A Professional Corporation	Filed herewith electronically
23.1	Consent of BDO Seidman, LLP	Filed herewith electronically
23.2	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP	Filed herewith electronically
23.3	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5)	Filed herewith electronically
24	Power of Attorney (included on signature page)	Filed herewith electronically
99	RAM Energy Resources, Inc. 2006 Long-Term Incentive Plan	Incorporated herein by reference